SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 8, 2013

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may, “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the SEC under the heading “Risk Factors” and other filings that BioTime may make with the Securities and Exchange Commission.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, BioTime disclaims any intent or obligation to update these forward-looking statements.

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement.

Lease

We have entered into a lease for an office and research facility located at 230 Constitution Drive, Menlo Park, California that we plan to make available for use by our subsidiary BioTime Acquisition Corporation.  The building on the leased premises contains approximately 24,080 square feet of space.  The lease is for a term of three years commencing January 7, 2013.  We will pay base rent of $31,785.60 per month, plus real estate taxes and certain costs of maintaining the leased premises.  As additional consideration for the lease, we have agreed to issue to the landlord BioTime common shares having a market value of $242,726.40, determined based upon the average closing price of our common shares on the NYSE MKT for a designated period of time prior to the signing of the lease.  We have agreed to register those shares under the Securities Act of 1933, as amended (“Securities Act”) and if we fail to file a registration statement for such purpose within 120 days the landlord will have a right to return the shares to us, in which case the base rent that we will be required to pay will increase to $38,528 per month, retroactive to the commencement date of the lease.

Section 3 - Securities and Trading Markets

Item 3.02 - Unregistered Sales of Equity Securities

A described above, we have agreed to issue and sell common shares having a market value of $242,726.40, determined based upon the average closing price of our common shares on the NYSE MKT for a designated period of time prior to the signing of a lease.  We may issue those shares under an effective shelf registration statement or we may issue those shares without registration under the Securities Act in reliance upon the exemption for sales of securities otherwise than in a public offering under Section 4(2) of the Securities Act and Rule 506 thereunder, and the limited offering exemption under Section 3(b) of the Securities Act and Rule 505 thereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: January 9, 2013	By	/s/ Michael D. West
Chief Executive Officer

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